EXHIBIT 10.35
                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 7th day of May, 1997, between Phoenix Fuel
Co., Inc., an Arizona corporation (the "Company"), and Jack Keller (the "Executive").

                           RECITALS

     A. The Company is engaged, among other things, in the business of purchasing, terminaling, transporting, marketing and selling gasoline, diesel fuel, lubricants and other petroleum products and chemicals and providing trucking and other services in connection with petroleum products and chemicals (the "Business"). The Executive has substantial experience and expertise in managing and operating the Business.

     B. The Company desires to retain the services of the Executive as an executive of the Company and the Executive desires employment with the Company in that capacity.

     C. The Company and the Executive desire to embody the terms and conditions of the Executive's employment in a written agreement, which will supersede all prior agreements of employment, whether written or oral, between the Company and the Executive, pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of their mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           ARTICLE I
                        DUTIES AND TERM

     1.1     Employment.

          (a) The Executive is employed as an executive of the Company. The Executive shall have such duties and responsibilities as shall be assigned to the Executive from time to time by the President or by the Board of Directors of the Company (the "Board"), including the performance of duties with respect to affiliates of the Company, including, but not limited to, Giant Industries Arizona, Inc. ("Giant") (as defined below).

          (b) During the period of his employment hereunder, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

     1.2 Term. The term of this Agreement shall commence upon the date of the consummation of the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") dated April 30, 1997, among the Company, the shareholders of the Company and Giant, and shall continue, unless sooner terminated,
for three (3) years (the "Term").   Upon this Agreement's
termination at the end of the Term, Executive shall be an employee at will and will be subject to all employment policies applicable to other Company employees.

     1.3 Location. During the Term of this Agreement, the Executive shall be based in Maricopa County, Arizona, and shall not be required to be based anywhere other than Maricopa County, Arizona, except for travel reasonably required in the performance of his duties hereunder and except as may be otherwise agreed to by the Executive.

                           ARTICLE II
                         COMPENSATION

     2.1 Base Salary. Subject to the further provisions of this Agreement, the Company shall pay the Executive during the Term a base salary equal to: (a) during the remainder of 1997, the Executive's current salary of $95,000.00 per year shall continue; (b) during 1998, $145,000.00 per year; and (c) thereafter, such base salary as may be determined by the Board (collectively, the "Base Salary"). Except as provided in clause
(a) above, the Base Salary of the Executive shall not be decreased at any time during the Term of this Agreement below the amount specified in clause (b) above. Any participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the Base Salary payable to the Executive under this Section 2.1.

     2.2     Bonuses.

          (a) Subject to the further provisions of this Agreement, the Company shall pay the Executive during the Term bonuses (the "Regular Bonuses") as follows: (a) during the remainder of 1997, such bonuses as are payable under the Company's bonus plan in effect immediately prior to the execution of this Agreement; and (b) thereafter, such bonuses as are payable under the Company's bonus plan in effect immediately prior to the execution of this Agreement, or, if the Company in its sole and absolute discretion elects to discontinue such bonus plan, the Executive shall be entitled to participate in an equitable manner with all senior executives of Giant in such discretionary bonuses as may be authorized and declared by Giant's Board of Directors for Giant's senior executives.

          (b)     In addition to the Regular Bonuses described in
Section 2.2(a), the Executive shall be entitled to a stay-on bonus of $270,000.00 (the "Stay-on Bonus"). Such Stay-on bonus shall accrue and be payable as follows: (i) 50-75% of such Stay-on Bonus shall be paid in cash; (ii) 25-50% of such Stay-on Bonus shall be paid in stock of Giant Industries, Inc. ("Giant Industries") with the number of shares determined based on the New York Stock Exchange closing price of Giant Industries stock on the date of closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"); (iii) within the ranges provided in clauses (i) and (ii) above, the Executive may select the percentages to be paid in cash and stock; and (iv) such Stay-on Bonus shall accrue and the Executive may elect to have such Stay-on Bonus paid (x) one-third two years after the date of this Agreement and two-thirds three years after the date of this Agreement or (y) one-third two years after the date of this Agreement, one-third three years after the date of this Agreement, and one-third on the first day of the calendar year following the third anniversary of this Agreement. The Executive shall inform the Company in writing of his selections and elections under subparts (iii) and (iv) of this paragraph at the time of the Closing. Notwithstanding the foregoing provisions of this paragraph, except as otherwise provided in Section 4.2(b), the Executive shall not be entitled to any unpaid portion of the Stay-on-Bonus unless he is employed by the Company at the time a payment is to be made in accordance with clause (iv) above.

     2.3 Participation in Retirement and Employee Benefit Plans; Fringe Benefits. The Executive shall be entitled to participate in all plans of Giant or Giant Industries, as applicable, relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, hospitalization and medical coverage, disability, travel or accident insurance, education or other employee benefits that Giant has adopted or may adopt for the benefit of its senior executives. In addition, the Executive shall be entitled to a car allowance of $450.00 per month, to cardlock fuel to be used for Company business only, and to insurance coverage (subject to deductibles and other terms and conditions applicable to Giant's senior executives) on the Executive's primary auto used for work. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all senior executives entitled to participate therein, and the Executive's benefits shall be reduced or terminated accordingly.

     2.4 Vacations. The Executive's years of Employment with the Company shall count as of years of employment with Giant for purposes of Giant's vacation policies, and the Executive shall be entitled to not less than three weeks of paid vacation per year.

     2.5 Existing Life Insurance. The life insurance policy currently provided to the Executive by the Company will be assigned to the Executive. Upon such assignment, the Company shall have no further obligations with respect to the payment of premiums on such policy and all such premiums shall be the responsibility of the Executive.

                        ARTICLE III
                 TERMINATION OF EMPLOYMENT

     3.1 Death of Executive. This Agreement shall automatically terminate upon the death of the Executive.

     3.2 By the Executive. The Executive shall be entitled to terminate this Agreement by giving at least thirty (30) days written notice to the Company.

     3.3 By the Company. The Company shall be entitled to terminate this Agreement by giving written notice to the
Executive:

          (a) in the event of the Executive's Disability (as defined in Section 3.4);

          (b)     for Cause (as defined in Section 3.4); and

          (c)     at any time without Cause (subject to Section
4.2).

     3.4 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a)     "Cause" shall mean any of the following:

               (i) the conviction of or a plea of guilty by the Executive to a felony involving fraud, embezzlement or theft;

               (ii) willful misrepresentation of material fact by the Executive in connection with the performance of his duties hereunder;

               (iii) failure of or refusal on the part of the Executive to substantially perform all of his duties hereunder;

               (iv) the Executive's violation of the Company's or Giant's then current drug and alcohol policy or the Executive's flagrant violation of any other of the Company's or Giant's then current personnel policies;

               (v) the Executive's unauthorized absence from his duties hereunder for a period exceeding thirty (30) consecutive days; or

               (vi)     material breach of Article V of this
Agreement by the Executive.

          (b) "Disability" shall mean the Executive's inability, with or without reasonable accommodation, to perform all of the essential functions of his position hereunder on a full-time basis for a period exceeding ninety (90) consecutive days or for periods aggregating more than ninety (90) days during any one hundred eighty (180) day period as a result of incapacity due to physical or mental illness not due to drug or alcohol abuse.

                         ARTICLE IV
        COMPENSATION UPON TERMINATION OF EMPLOYMENT

     4.1 Upon Termination for Death, Disability, at Expiration of Term, by the Company for Cause or by the Executive. If the Executive's employment is terminated by reason of the Executive's death, Disability, upon expiration of the Term of this Agreement, by the Company for Cause or by the Executive, the Company shall:

          (a)     pay the Executive (or his estate or
beneficiaries) any Base Salary which has accrued but not been paid as of the termination date;

          (b) reimburse the Executive (or his estate or beneficiaries) for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to applicable Company policies then in effect;

          (c) provide to the Executive (or his estate or beneficiaries) any accrued and vested benefits required to be provided by the terms of any Company or Giant-sponsored benefit plans or programs, together with any benefits required to be paid or provided in the event of the Executive's death or Disability under applicable law;

          (d)     pay the Executive (or his estate or
beneficiaries) any Regular Bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid;

          (e) if the Executive's employment is terminated by reason of the Executive's death or Disability, pay the Executive (or his estate or beneficiaries) a prorated portion of the "Stay-on Bonus," computed by (x) multiplying the Stay-on Bonus by a fraction, the numerator of which shall be the number of days from the Closing to the termination date and the denominator of which shall be the number of days in the Term of this Agreement (i.e., 1,096) and (y) subtracting all prior Stay-on Bonus payments from the amount so computed; and

          (f) if the Executive's employment is terminated upon expiration of the Term of this Agreement, by the Company for Cause or by the Executive, pay the Executive (or his estate or beneficiaries) any portion of the Stay-on Bonus which has accrued and been earned but has not been paid.

     4.2     Termination by the Company Without Cause.  If the
Executive's employment is terminated by the Company without Cause, the Company shall:

          (a)     pay the Executive as provided in Section 4.1;

          (b)     pay the Executive the Stay-on Bonus in
accordance with the schedule in Section 2.2(b) notwithstanding the fact that the Executive did not remain in the employ of the Company until the payment dates specified in Section 2.2(b); and

          (c) at the Company's sole election either: (i) release the Executive from his duties and obligations under
Section 5.2 of this Agreement; or (ii) pay in one lump sum any unpaid Base Salary to which the Executive would have been entitled had he remained employed through the end of the Term.

     4.3 For purposes of Section 4.2(c) of this Agreement, if at the time of the Executive's termination the Board has not determined the Executive's base salary for periods after 1998, the Executive's annual base salary for these periods shall be deemed to be the 1998 base salary specified in Section 2.1 of this Agreement.

     4.4 For purposes of this Article IV of this Agreement, a Regular Bonus and a Stay-on Bonus shall not be deemed to have accrued unless all conditions for its award have been satisfied, such as any condition that an employee be employed on the date that a Regular Bonus is paid.

                          ARTICLE V
                   RESTRICTIVE COVENANTS

     5.1     Confidentiality.

          (a) The Executive agrees to keep all trade secrets and/or proprietary information (collectively, "Confidential Information") of the Company or its affiliates (the "Corporations") in strict confidence and agrees not to disclose any Confidential Information to any other person, firm, association, partnership, corporation or other entity for any reason except as such disclosure may be required in connection with his employment hereunder. The Executive further agrees not to use any Confidential Information for any purpose except on behalf of the Company.

          (b) For purposes of this Agreement, "Confidential Information" shall mean any information, process or idea that is not generally known in the industry, that the Corporations consider confidential, and/or that gives the Corporations a competitive advantage, including, without limitation: customer lists and records; suppliers; production costs or production information; marketing plans; business forecasts; and sales records. The Executive understands that the above list is intended to be illustrative and that other Confidential Information may currently exist or arise in the future. If the Executive is unsure whether certain information or material is Confidential Information, the Executive shall treat that information or material as confidential unless the Executive is informed by the Company, in writing, to the contrary. "Confidential Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of the Executive; (ii) was or is rightfully learned by the Executive from a source other than the Corporations before being received from the Corporations; or (iii) becomes independently available to the Executive as matter of right from a third party. If only a portion of the Confidential Information is or becomes publicly available, then only that portion shall not be Confidential Information hereunder.

          (c) The Executive further agrees that upon termination of his employment with the Company, for whatever reason, the Executive will surrender to the Company all of the property, client lists, notes, manuals, reports, documents and other things in the Executive's possession, including copies or computerized records thereof, which relate directly or indirectly to Confidential Information.

     5.2     Competition.

          (a) The Executive agrees that from the date of execution of this Agreement until the date which is three years after such date (regardless of whether this Agreement is terminated for any reason, voluntarily or involuntarily, prior to such date) (the "Non-Competition Period"), the Executive shall not:

               (i) except as a passive investor in publicly-held companies, and except for investments held as of the date hereof and disclosed to the Board prior to the execution of this Agreement, directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any business that directly competes with the Company or the Business in Arizona, New Mexico, Nevada, Texas, or Mexico; or

               (ii)     directly or indirectly solicit any
business of a nature that is directly competitive with the Business or the Company from any individual or entity that obtained products or services from the Company or its affiliates at any time during his employment with the Company; or

               (iii)     directly or indirectly solicit any
business of a nature that is directly competitive with the Business or the Company from any individual or entity solicited by him on behalf of the Company or its affiliates; or

               (iv) employ, or directly or indirectly solicit, or cause the solicitation of, any employees of the Company or its affiliates who are in the employ of the Company or its affiliates at any time during the Term for employment by others.

          (b) The Executive expressly agrees and acknowledges that:

               (i) this covenant not to compete is reasonably necessary for the protection of the interests of the Company and is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

               (ii) the general public will not be harmed as a result of enforcement of this covenant not to compete;

               (iii)     his personal legal counsel has reviewed
this covenant not to compete; and

               (iv) he understands and hereby agrees to each and every term and condition of this covenant not to compete.

     5.3 Remedies. The Executive expressly agrees and acknowledges that the covenant not to compete set forth in Section
5.2 is necessary for the Company's and its affiliates' protection because of the nature and scope of their business and his position with the Company. Further, the Executive acknowledges that, in the event of his breach of his covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and he accordingly agrees that in addition to such money damages he may be restrained and enjoined from any continuing breach of the covenant not to compete without any bond or other security being required. The Executive acknowledges that any breach of the covenant not to compete would result in irreparable damage to the Company. The Executive further acknowledges and agrees that if the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof.
The Executive acknowledges that the remedy at law for any breach or threatened breach of Sections 5.1 and 5.2 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance.

                          ARTICLE VI
                        MISCELLANEOUS

     6.1 No Assignments. This Agreement is personal to the Executive and no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company and may be assigned by the Company to any affiliate of the Company.

     6.2 Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

     To the Company:     Phoenix Fuel Co., Inc.
                         c/o Giant Industries, Inc.
                         23733 North Scottsdale Road
                         Scottsdale, Arizona  85267
                         Attention:  Morgan Gust, Vice President
                         and General Counsel

   To the Executive:     Jack Keller
                         2029 East Caroline Lane
                         Tempe, Arizona 85284

     6.3 Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by each of the parties hereto.

     6.4 Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     6.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such scope or duration shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

     6.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     6.7 Arbitration. If any dispute, controversy or claim arises out of or relates to this Agreement or the breach, termination or validity thereof, and if such dispute, controversy or claim cannot be settled through direct, good faith discussions among the parties, the same shall be settled by arbitration in
accordance with the Arizona Arbitration Act, A.R.S.    12-1501
through 12-1518, in effect on the date of this Agreement. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award of the arbitrator shall be final and binding to the extent permitted by law. Any arbitration shall be conducted in Phoenix, Arizona. The prevailing party in any such arbitration shall be reimbursed by the other party for all costs and expenses of such arbitration, including reasonable attorneys' fees.

     6.8 Modifications and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     6.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles.

     6.10 Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding or other employment taxes required under federal, state or local law.

     6.11     Survival.  The obligations of the Company under
Article IV hereof and the obligations of the Executive under
Article V hereof shall survive the expiration of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

THE COMPANY:

                                   PHOENIX FUEL CO, INC.,
                                   an Arizona corporation


                                   By: /s/ J. W. WILHOIT
                                      --------------------
                                   Title:  COB
                                         -----------------

                                   THE EXECUTIVE:

                                   /s/ JACK W. KELLER
                                   -----------------------
                                   Jack Keller

ACKNOWLEDGED:

GIANT INDUSTRIES ARIZONA, INC.


By: /s/ G. W. YATES
   -----------------------------
      Guy W. Yates

TITLE:  Vice President Corporate Planning and Development